zulily Announces Second Quarter 2014 Results; Raises Full Year Revenue Guidance

Q2 Net Sales Increased 97% year over year to $285.0 million
Q2 Active Customers Increased 86% year over year to 4.1 million
Q2 Non-GAAP Adjusted EBITDA of $14.4 million
Q2 Non-GAAP Diluted Net Income per Share of $0.09

SEATTLE, WA - August 6, 2014 - zulily, inc. (NASDAQ: ZU), a leading online retailer, today reported financial results for its second quarter ended June 29, 2014.

Financial Highlights

•	Second Quarter 2014 net sales increased to $285.0 million, up 97% year over year.

•	Non-GAAP adjusted EBITDA for the Second Quarter 2014 increased to $14.4 million, up 106% year over year.

•	Non-GAAP diluted net income per share for the Second Quarter 2014 was $0.09 compared to non-GAAP diluted net income per share of $0.05 for the Second Quarter 2013.

•	At the end of the Second Quarter 2014, cash, cash equivalents, and short-term investments totaled $310.6 million.

"We saw a significant increase in active customers and orders year over year, leading to a strong second quarter for the company," said Darrell Cavens, CEO of zulily. "These customers are increasingly shopping with us across platforms, with almost half of our order volume now coming from mobile devices. Mobile is a huge opportunity for us and we’ll continue our innovation in this area. We continue to focus on offering more brands and great product diversity that brings our customers back to us again and again.”

Other Highlights

•
Active customers grew to 4.1 million by the end of Second Quarter 2014, an increase of 86% year over year. zulily defines an active customer as an individual customer who has purchased from zulily at least once in the last year, measured from the last date of a period.

•	Total orders placed increased to 5.4 million for the Second Quarter 2014, an increase of 92% year over year.

•
Average order value was $53.85 for the Second Quarter 2014, an increase of 1% year over year. zulily defines average order value as the sum of the total order values (including shipping and handling charges) in a given period divided by the total orders placed in that period.

•	For the 12 months ended June 29, 2014, 84% of our North American orders were placed by customers who had previously purchased from us.

•
In the Second Quarter 2014, approximately 49% of North American orders were placed from a mobile device, up from approximately 47% in the First Quarter 2014, and approximately 42% in the Second Quarter 2013.

Third Quarter and Fiscal Year 2014 Outlook
The following forward-looking statements reflect zulily's expectations as of August 6, 2014.

Expectations for the Third Quarter 2014 (Quarter Ending September 28, 2014):

•	Net sales are expected to be between $275.0 million and $287.5 million, representing an increase of 65% to 73% year over year.

•	Net loss is expected to be between $(12.5) million and $(7.5) million.

•	Non-GAAP adjusted EBITDA is expected to be between $(5.0) million and $0.0 million.

Expectations for the Fiscal Year 2014 (Year Ending December 28, 2014):

•	Net sales are expected to be between $1.20 billion and $1.225 billion, an increase from previously stated expectations of between $1.15 billion and $1.20 billion.

•	Net income before provision for income taxes is expected to be between $15.0 million and $25.0 million.

•	Non-GAAP adjusted EBITDA is expected to be between $45.0 million and $55.0 million.

•
Capital expenditures, net of tenant improvement allowances, are expected to be between $55.0 million and $65.0 million, an increase from previously stated expectations of between $45.0 million and $55.0 million. The increase is for acceleration of planned automation at the new Nevada fulfillment center in order to support zulily's growth.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance for the third quarter and full year 2014, investments in our fulfillment centers, use of our mobile platform and applications, technical innovations, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties and reported results should not be considered as an indication of future performance. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our short operating history in an evolving industry, our ability to manage our growth, our ability to maintain profitability, our ability to forecast net sales and plan expenses accordingly, competition, our ability to attract customers in a cost effective manner, our ability to acquire products on reasonable terms, general economic conditions, consumer spending, product assortment, our fluctuating operating results, seasonality in our business, our flash sales business model, demand for our products, the strength of our brand, fraud, system interruptions, our ability to fulfill orders and other risks detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission, or SEC, in particular our Quarterly Report on Form 10-Q for the quarter ended June 29, 2014 to be filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and zulily undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
zulily will host a conference call to discuss its Second Quarter 2014 financial results today at 2:00 p.m. PT/5:00 p.m. ET. A live webcast of the conference call may be accessed at http://investor.zulily.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding zulily's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this press release, related complementary information will be made available at http://investor.zulily.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measures
To supplement zulily's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, free cash flow, and diluted net income (loss) per share as measures of certain components of financial performance. zulily calculates adjusted EBITDA as earnings before interest and other income and expense, taxes, depreciation, amortization and stock-based compensation expense. zulily calculates non-GAAP free cash flow as net cash provided by operating activities less net cash used in capital expenditures.
zulily's non-GAAP diluted net income (loss) per share financial measure assumes the conversion of all outstanding shares of preferred stock at the beginning of the reporting period for periods prior to zulily's IPO in November 2013. zulily's non-GAAP diluted net income (loss) per share financial measure also assumes that all vesting of restricted stock occurred at the beginning of the applicable reporting periods. In its prior earnings releases and filings with the SEC, zulily did not add back stock-based compensation expense and related tax adjustments, if any, when calculating its non-GAAP diluted net income (loss) per share financial measure. In this press release, zulily has modified its non-GAAP diluted net income (loss) per share financial measure to add back stock-based compensation expense and related tax adjustments, if any, for all periods presented.
zulily's management believes that non-GAAP adjusted EBITDA, non-GAAP free cash flow, and non-GAAP diluted net income (loss) per share as defined above provide useful supplemental information to investors and others in understanding and evaluating our operating results in the same manner as management and our board of directors. We have included adjusted EBITDA because it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in our business and an important part of the compensation provided to our employees. We have included free cash flow because it is a key measure used by our management and board of directors. We believe free cash flow is an important indicator of our business performance because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital. We have included non-GAAP diluted net income (loss) per share, inclusive of the change noted above, because it is a key measure used by our management and the board of directors.
We believe non-GAAP diluted net income (loss) per share is an important indicator of our business performance as this measure facilitates comparisons on a period-to-period basis, which provides useful information to our management and board of directors in understanding our past financial performance and future results. We believe that adding back stock-based compensation expense and related tax adjustments, if any, to our non-GAAP diluted net income (loss) per share financial measure for all periods presented provides a more meaningful comparison between our operating results from period to period because of varying available valuation methodologies, subjective assumptions, the variety of equity instruments that can impact a company’s non-cash expenses and the inability of the expense to directly relate to performance in any particular period.
zulily's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by zulily may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry. Whenever zulily uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

A reconciliation of net income, the most directly comparable GAAP financial measure, to non-GAAP adjusted EBITDA for the periods presented is as follows:

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013

	(in thousands)
Net income	$7,756	$4,001	$4,806	$2,406
Excluding:
Interest (income) expense—net	(92)	(32)	(145)	(64)
Other (income) expense—net	11	34	64	48
Taxes	—	—	—	—
Depreciation and amortization	3,117	1,312	5,518	2,479
Stock-based compensation expense	3,657	1,702	6,831	2,600
Adjusted EBITDA	$14,449	$7,017	$17,074	$7,469

A reconciliation of non-GAAP free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, for the periods presented is as follows:

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013

	(in thousands)
Net cash provided by operating activities	$21,865	$494	$39,271	$4,003
Capital expenditures	(21,776)	(5,338)	(37,537)	(8,243)
Free cash flow	$89	$(4,844)	$1,734	$(4,240)

A reconciliation of non-GAAP net income (loss) attributable to common stockholders to GAAP net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, and non-GAAP dilutive shares to GAAP dilutive shares, the most directly comparable GAAP financial measure, in order to calculate non-GAAP dilutive net income (loss) per share, is as follows:

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013

	(in thousands, except share and per share amounts)

GAAP net income (loss) attributable to common stockholders	$7,756	$—	$4,806	$(2,656)
Add: Accretion of convertible redeemable preferred stock	—	2,531	—	5,062
Add: Distributed earnings attributable to participating securities	—	1,470	—	—
Add: Stock-based compensation expense	3,657	1,702	6,831	2,600
Add: Income tax adjustments	—	—	—	—
Non-GAAP net income attributable to common stockholders	11,413	5,703	11,637	5,006

GAAP Weighted average shares used to compute diluted net income (loss) per Class A and Class B common share	133,066,635	49,891,357	133,101,806	48,156,694
Add: Convertible preferred stock	—	60,621,233	—	60,621,233
Add: Unvested restricted stock	—	4,788,605	—	6,471,744
Add: Additional dilutive effect of stock options	—	1,260,253	—	2,932,419
Non-GAAP Weighted average shares used to compute diluted net income per Class A and Class B common share	133,066,635	116,561,448	133,101,806	118,182,090
Non-GAAP diluted net income per share attributable to Class A and Class B common stockholders	$0.09	$0.05	$0.09	$0.04

About zulily, inc.
zulily (http://www.zulily.com) is a retailer obsessed with bringing moms special finds every day--all at incredible prices. zulily features an always-fresh curated collection for the whole family, including clothing, shoes, home décor, toys, gifts and more. Unique products from up-and-coming brands are featured alongside favorites from top brands, giving customers something new to discover each morning. zulily was launched in 2010 and is headquartered in Seattle with offices in Reno, Columbus and London. zulily’s shares are traded on the NASDAQ Global Select Market under the symbol ZU.

Contact:

zulily, inc.
Erica Yamamoto, 206.724-0500 x. 4363 (Investors)
eyamamoto@zulily.com
or
Laura Jones, 206.724-0500 x. 4037 (Media)
ljones@zulily.com

ZULILY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share amounts)
(Unaudited)

	June 29, 2014	December 29, 2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$257,557	$290,089
Short-term investments	53,030	18,014
Accounts receivable	8,941	5,176
Inventories	18,652	12,979
Prepaid expenses and other current assets	5,942	4,192
Total current assets	344,122	330,450
PROPERTY AND EQUIPMENT — Net	58,217	24,613
OTHER NON-CURRENT ASSETS	990	1,024
Total assets	$403,329	$356,087
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$59,215	$55,607
Accrued expenses	29,989	30,773
Deferred revenue	47,659	23,250
Total current liabilities	136,863	109,630
NON-CURRENT LIABILITIES	11,087	4,254
Total liabilities	147,950	113,884
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value—2,000,000 shares authorized as of June 29, 2014 and December 29, 2013; zero issued and outstanding as of June 29, 2014 and December 29, 2013	—	—
Class A common stock, $0.0001 par value—500,000,000 authorized as of June 29, 2014 and December 29, 2013; 34,647,803 and 13,225,000 shares issued and outstanding as of June 29, 2014 and December 29, 2013, respectively	3	1
Class B common stock, $0.0001 par value—275,000,000 shares authorized as of June 29, 2014 and December 29, 2013; 90,191,543 and 110,159,235 shares issued and outstanding as of June 29, 2014 and December 29, 2013, respectively; including 7,163 and 82,682 shares subject to repurchase as of June 29, 2014 and December 29, 2013, respectively	9	11
Additional paid-in capital	295,760	287,385
Accumulated other comprehensive loss	(63)	(58)
Accumulated deficit	(40,330)	(45,136)
Total stockholders’ equity	255,379	242,203
Total liabilities and stockholders' equity	$403,329	$356,087

ZULILY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013

NET SALES	$285,013	$145,009	$522,894	$272,021
COST OF SALES (1)	204,057	101,106	378,203	191,506
GROSS PROFIT	80,956	43,903	144,691	80,515
OPERATING EXPENSES (1):
Marketing	24,282	12,617	47,367	28,056
Selling, general, and administrative	48,999	27,283	92,599	50,069
TOTAL OPERATING EXPENSES	73,281	39,900	139,966	78,125
INCOME FROM OPERATIONS	7,675	4,003	4,725	2,390
INTEREST INCOME (EXPENSE)—Net	92	32	145	64
OTHER INCOME (EXPENSE)—Net	(11)	(34)	(64)	(48)
NET INCOME BEFORE PROVISION FOR INCOME TAXES	7,756	4,001	4,806	2,406
PROVISION FOR INCOME TAXES	—	—	—	—
NET INCOME	$7,756	$4,001	$4,806	$2,406
Net income (loss) attributable to Class A and Class B common stockholders	$7,756	$—	$4,806	$(2,656)
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$0.06	$—	$0.04	$(0.06)
Diluted	$0.06	$—	$0.04	$(0.06)
Weighted average shares outstanding used to compute net income (loss) attributable to Class A and Class B common stockholders:
Basic	124,423,877	49,891,357	124,177,090	48,156,694
Diluted	133,066,635	49,891,357	133,101,806	48,156,694

(1) Includes stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013

	(in thousands)
Cost of sales	$51	$13	$73	$27
Marketing expenses	145	68	308	132
Selling, general and administrative expenses	3,461	1,621	6,450	2,441
Total stock-based compensation expense	$3,657	$1,702	$6,831	$2,600

ZULILY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended
	June 29, 2014	June 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,806	$2,406
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,518	2,479
Stock-based compensation	6,831	2,600
Loss on disposal of assets	121	18
Changes in operating assets and liabilities:
Accounts receivable	(3,757)	(1,132)
Inventories	(5,649)	(2,512)
Prepaid expenses and other assets	(1,517)	(1,254)
Accounts payable	2,497	(5,051)
Accrued expenses and other liabilities	6,031	2,946
Deferred revenue	24,390	3,503
Net cash provided by operating activities	39,271	4,003
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(37,537)	(8,243)
Purchases of short-term and other investments	(59,996)	(18,000)
Proceeds from maturity and sale of short-term and other investments	25,000	8,000
Purchases of restricted cash	—	(3,600)
Proceeds from maturity of restricted cash	—	3,681
Net cash used in investing activities	(72,533)	(18,162)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,526	158
Payments of deferred offering costs	(385)	—
Debt issuance costs	(409)	—
Net cash provided by financing activities	732	158
Effect of exchange rate changes on cash and cash equivalents	(2)	18
NET DECREASE IN CASH AND CASH EQUIVALENTS	(32,532)	(13,983)
CASH AND CASH EQUIVALENTS—Beginning of period	290,089	96,998
CASH AND CASH EQUIVALENTS—End of period	$257,557	$83,015
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
Payable for capital purchases	$1,851	$255
Stock-based compensation capitalized	16	7
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Deferred Debt Issuance Costs	3	—
Vesting of early exercised shares	4	4
Deferred initial public offering cost accruals	—	361
Accretion of redeemable convertible preferred stock	—	5,062